Exhibit 99.1

FOR IMMEDIATE RELEASE

MERCANTILE BANKSHARES REPORTS FOURTH QUARTER RESULTS

Baltimore, Maryland, January 23, 2007 - Edward J. Kelly, III, Chairman, President and Chief Executive Officer of Mercantile Bankshares Corporation (“Bankshares”) (Nasdaq: MRBK), today reported that net income for the quarter ended December 31, 2006 was $72.9 million, a 2.7% decrease from net income of $74.9 million for the same period in 2005 and a 1.8% increase over the $71.6 million reported for the third quarter of 2006.  The results of operations for James Monroe Bancorp, Inc. (“James Monroe”) are included subsequent to the close of business on July 17, 2006.  On the merger date, James Monroe had total loans of $414 million, total assets of $552 million and total deposits of $434 million.

On October 9, 2006, Bankshares announced that it had entered into a Merger Agreement with PNC Financial Services Group, Inc. (“PNC”).  If the merger is completed, each share of Bankshares’ common stock will be converted into 0.4184 shares of PNC common stock and $16.45 in cash.  The merger is currently expected to occur in March 2007, and is subject to the approval of Bankshares’ shareholders, receipt of specified governmental approvals (including the approval of the Board of Governors of the Federal Reserve System) and certain other customary closing conditions.

During the quarter ended December 31, 2006, Bankshares expensed $13.1 million, or $9.2 million on an after-tax basis, of costs pursuant to the Merger Agreement with PNC.  These expenses were comprised primarily of $6.8 million in professional fees and $6.3 million of compensation related expenses.

For the quarter ended December 31, 2006, diluted net income per share was $0.57, a decrease of 5.0% from the $0.60 reported for the fourth quarter of 2005.  Adjusted weighted average shares outstanding increased from 124.1 million for the quarter ended December 31, 2005 to 126.7 million for the quarter ended December 31, 2006, primarily as a result of the James Monroe acquisition.

For the year 2006, net income was $288.3 million, an increase of 4.3% over the $276.3 million reported for the year 2005.  Diluted net income per share for 2006 was $2.30, a 1.8% increase over the $2.26 for 2005.  Adjusted weighted average shares outstanding increased from 122.4 million for the year ended December 31, 2005 to 125.3 million for the year ended December 31, 2006.

Bankshares also reports cash operating earnings defined as “GAAP” (Generally Accepted Accounting Principles) earnings excluding the amortization of intangible assets associated with purchase accounting for business combinations; securities gains and losses; and other significant gains, losses or expenses (such as those associated with integrating acquired entities’ operations into Bankshares and expenses related to the PNC merger) unrelated to Bankshares’ core operations.  Cash operating earnings totaled $83.0 million for the fourth quarter of 2006, an increase of 8.5% over the $76.5 million for the same period in 2005 and a 13.1% increase over the $73.4 million for the third quarter of 2006.  A reconciliation of GAAP basis net income to cash operating earnings is found on page 15 of this release.

For the year ended 2006, cash operating earnings were $302.9 million, an increase of 8.3% over the $279.6 million reported for the year ended 2005.

Mr. Kelly stated:  “We had a good quarter.  Net interest income was up, noninterest income was up and credit quality remained strong.  Excluding expenses associated with the PNC merger, expenses were well controlled and earnings were good.  I believe we performed well in what continues to be a challenging environment for banks.”

MERCANTILE BANKSHARES CORPORATION

Net interest income for the quarter ended December 31, 2006 increased 4.7% to $170.0 million from $162.4 million in the fourth quarter of last year.  The increase was due primarily to strong loan growth.  Average loans increased $1.2 billion, or 10.1%, with approximately $414.3 million, or 35.6%, of the increase, provided by the James Monroe acquisition.  The net interest margin increased four basis points from the third quarter of 2006 due to an improvement in the loan portfolio yield resulting from improved pricing and the recapture of interest on a nonperforming loan that was sold during the quarter.  The net interest margin was 4.30% and 4.43% for the fourth quarters of 2006 and 2005, respectively.  The net interest spread declined 37 basis points as competitive pressure on deposit pricing intensified and the overall yield on the investment portfolio, while improved, lagged the increase in funding costs.  This was offset by a 24 basis point improvement in the benefit derived from noninterest-bearing sources of funds.

Net interest income for the year ended 2006 increased to $655.8 million, or 6.3%, over the $617.1 million for the year ended 2005.  The increase was due primarily to strong loan growth offset by a lower net interest margin.  The net interest margin decreased 13 basis points in 2006 to 4.31% from 4.44% in 2005.  The decrease was attributable to a 40 basis point decline in the net interest spread, which was partially offset by a 27 basis point increase in the benefit derived from noninterest bearing sources of funds.

Average loans of $12.7 billion in the fourth quarter of 2006 increased 10.1% from $11.5 billion in the fourth quarter of 2005 and increased by $259.7 million, or 2.1%, on a linked-quarter basis.  Average loan growth was driven primarily by increases in construction, commercial real estate and residential real estate lending, which were up 27.1%, 13.9% and 11.8%, respectively, from the fourth quarter of 2005.  The James Monroe acquisition provided approximately 17.0% of the construction, 53.9% of the commercial real estate loan and approximately 6.3% of the residential real estate loan growth.

Total deposits averaged $12.8 billion for the fourth quarter of 2006, up 7.3% from $11.9 billion for the same period last year and up $167.2 million, or 1.3%, on a linked-quarter basis.  Average deposit growth was driven primarily by increases in money market, time deposits $100,000 and over and other time deposits, which were up 29.2%, 34.8%, and 6.2%, respectively, from the fourth quarter of 2005.  The James Monroe acquisition provided approximately 50.1% of the deposit growth from the fourth quarter of 2005.

At December 31, 2006, nonperforming assets amounted to $32.4 million or 0.25% of period-end loans and other real estate owned.  The comparable nonperforming asset ratios were 0.29% and 0.20% at September 30, 2006 and December 31, 2005, respectively.  Loans past due 30-89 days were $78.6 million at December 31, 2006 compared with $34.5 million at September 30, 2006 and $65.2 million at December 31, 2005.

The allowance for loan losses was $143.0 million at December 31, 2006, representing 1.12% of total loans.  The allowance for loan losses to total loans was 1.15% at September 30, 2006 and 1.35% at December 31, 2005.  The allowance for loan losses as a percentage of nonperforming loans decreased from 694.32% at December 31, 2005 to 461.98% at December 31, 2006.  Net charge-offs for the quarter ended December 31, 2006 were $0.8 million.  The comparable amounts for the quarters ended September 30, 2006 and December 31, 2005 were net charge-offs of $1.1 million and $0.5 million, respectively.  No provision for possible loan losses was taken for the quarter ended December 31, 2006.  A provision of $1.9 million was taken for the quarter ended December 31, 2005.

Noninterest income, which includes investment and wealth management (“IWM”) fees, service charges on deposit accounts, mortgage banking-related fees, securities gains and losses, income from nonmarketable investments and other income, increased 12.5% to $69.9 million for the fourth quarter of 2006 from $62.1 million for the fourth quarter of 2005.  For the fourth quarter of 2006, IWM revenue increased $4.0 million from the fourth quarter of 2005.  Nonmarketable investment income for the fourth quarter of 2006 increased by $3.9 million over the same period in 2005 due primarily to a $2.1 million increase in private equity and other investments income and a $1.5 million increase in hedge fund revenues.  Increases in service charges on deposit accounts of $1.5 million and a gain on the sale of a bank-owned premises of $1.6 million, were substantially offset by a $2.9 million decrease in mortgage banking-related fees.  Noninterest income increased 16.9% to $69.9 million for the fourth quarter of 2006 from $59.8 million for the third quarter of 2006.  This increase was related primarily to increases in revenues from private equity and other investments of $5.2 million and a $3.4 million increase in hedge fund revenues.

Noninterest income for the year ended 2006 increased 4.8% to $254.7 million from $243.1 million for 2005 due primarily to increased IWM fees of $15.1 million.  Stronger equity markets and net new sales across both mutual funds and separately managed personal accounts contributed to the increase.  Mortgage banking-related fees were $8.2 million lower than the prior year due principally to the sale of Columbia National Real Estate Finance, LLC.  Nonmarketable investment income increased $3.6 million over 2005 as a result of increased hedge fund revenues and higher income from bank-owned life insurance.  Higher electronic banking, insurance and letters of credit fees also contributed to the increase.

Noninterest expenses, which include salaries, employee benefits, net occupancy expense of bank premises, furniture and equipment expenses, communications and supplies, professional services, advertising and promotional and other expenses, increased by 18.9% for the quarter ended December 31, 2006 to $128.8 million from $108.4 million for the fourth quarter of 2005.  PNC and James Monroe merger-related expenses accounted for $13.4 million of the $20.5 million increase in fourth quarter noninterest expenses over the prior year.  The $13.4 million of expenses consisted of $7.1 million in additional professional fees and $6.3 million of compensation expenses pursuant to the PNC Merger Agreement.  Excluding merger-related expenses, the $7.1 million increase in noninterest expenses consisted primarily of $2.7 million in merit and staffing increases and a $1.8 million increase in stock based compensation partially offset by a $4.0 million decrease in incentive compensation related to operating performance and reductions of $1.4 million in salaries expense due to an increase in the amount of loan origination costs deferred.  Employee benefits increased $2.9 million due primarily to increased pension costs and medical expenses.  Net occupancy expense increased $1.1 million primarily related to the increase in building rent of $0.7 million and the loss of $0.3 million in outside tenant income.  Furthermore, promotional expenses, professional fees and charitable contributions increased $1.5 million, $0.9 million and $0.6 million, respectively over the fourth quarter of 2005.  James Monroe’s noninterest expenses accounted for $3.6 million of the $7.1 million increase from the fourth quarter of 2005.

Noninterest expenses for 2006 increased to $457.4 million or 8.7% over $420.8 million for 2005.  Excluding the $13.4 million PNC and James Monroe merger-related expenses, noninterest expenses increased $23.2 million from the prior year.  This increase was comprised of $15.3 million in merit and staffing expenses; $6.1 million in stock based compensation; $0.6 million in directors’ fees; and $9.9 million in employee benefits, due primarily to increased pension costs of $5.7 million and higher insurance expenses of $2.6 million.  Net occupancy expenses of bank premises increased $4.2 million due primarily to increased rent expenses and furniture and equipment expenses increased $1.8 million.  Also contributing to the overall increase in noninterest expenses were $2.8 million in professional fees, $2.6 million in promotional fees and a $2.1 million increase in tax and licensing fees related to the restructuring of a real estate pension advisory relationship.  These increases were partially offset by a reduction of $15.9 million in salaries expense due to an increase in the amount of loan origination costs deferred and an $8.7 million decrease in incentive compensation.  Included in the $23.2 million increase in noninterest expenses were $6.2 million from James Monroe which was acquired during the third quarter of 2006.

The cash operating efficiency ratio, a key measure of expense management, was 46.91% for the fourth quarter of 2006 versus 46.69% for the comparable period in 2005 and 48.02% for the third quarter of 2006.  Return on average assets for the fourth quarter of 2006 was 1.64%; return on average tangible equity was 18.01%; and the ratio of average tangible equity to average tangible assets was 9.80%.  These ratios were 1.64%, 17.87% and 9.79%, respectively, for the third quarter of 2006 and 1.83%, 20.26% and 9.61%, respectively, for the fourth quarter of 2005.  See Footnotes No. 1, 2 and 3 on page 15 for a reconciliation of the GAAP and non-GAAP measures referred to in this paragraph.

For the year ended December 31, 2006, return on average assets was 1.69%; return on average tangible equity was 18.40%; and the ratio of average tangible equity to average tangible assets was 9.82%.  These ratios were 1.78%, 19.54% and 9.70%, respectively, for the year ended December 31, 2005.  See Footnotes No. 1, 2 and 3 on page 15 for a reconciliation of the GAAP and non-GAAP measures referred to in this paragraph.

At December 31, 2006, total assets increased by 7.9% to $17.7 billion and total loans increased by 10.2% to $12.8 billion from December 31, 2005.  Total deposits increased by 5.8% from the prior year to $12.8 billion at December 31, 2006.

Mercantile Bankshares Corporation, with more than $17.7 billion in assets, is a regional multi-bank financial holding company with headquarters in Baltimore, Maryland.  Its member banks serve communities in Maryland, Washington, D.C., Northern Virginia, the Delmarva Peninsula and southern Pennsylvania from a network of 240 offices and more than 255 ATMs.  The Investment & Wealth Management division has assets in excess of $43 billion, with management responsibility for more than $21 billion.  Additional information is available at www.mercantile.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”).  Bankshares’ management uses these operating earnings measures in their analysis of the Company’s performance.  These measures typically adjust GAAP performance measures to exclude intangible assets and the amortization of intangible assets related to the consummation of mergers.  These operating earnings measures may also exclude other significant gains, losses or expenses that are not considered components of core operations.  Since these items and their impact on Bankshares’ performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results and financial position of Bankshares’ core businesses.  These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to operating earnings performance measures that may be presented by other companies.

This document contains forward-looking statements regarding our outlook or expectations with respect to the planned acquisition of Mercantile, the expected costs to be incurred in connection with the acquisition, Mercantile’s future performance and consequences of its integration into PNC, and the impact of the transaction on PNC’s future performance.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  The forward-looking statements in this press release speak only as of the date of the press release, and each of PNC and Mercantile assumes no duty, and does not undertake, to update them.  Actual results or future events could differ, possibly materially, from those that we anticipated in these forward-looking statements.  These forward-looking statements are subject to the principal risks and uncertainties applicable to the respective businesses of PNC and Mercantile generally that are disclosed in the 2005 Form 10-K and in current year Form 10-Qs and 8-Ks of PNC and Mercantile (accessible on the SEC’s website at www.sec.gov and on PNC’s website at www.pnc.com and on Mercantile’s website at www.mercantile.com, respectively).  In addition, forward-looking statements in this press release are subject to the following risks and uncertainties related both to the acquisition transaction itself and to the integration of the acquired business into PNC after closing:  • Completion of the transaction is dependent on, among other things, receipt of regulatory and shareholder approvals, the timing of which cannot be predicted with precision at this point and which may not be received at all.  The impact of the completion of the transaction on PNC’s financial statements will be affected by the timing of the transaction.  • The transaction may be substantially more expensive to complete (including the integration of Mercantile’s businesses) and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.  • The integration of Mercantile’s business and operations into PNC, which will include conversion of Mercantile’s different systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Mercantile’s or PNC’s existing businesses.  • The anticipated benefits to PNC are dependent in part on Mercantile’s business performance in the future, and there can be no assurance as to actual future results, which could be impacted by various factors, including the risks and uncertainties generally related to PNC’s and Mercantile’s performance or due to factors related to the acquisition of Mercantile and the process of integrating it into PNC.

Additional financial information is attached.

David E. Borowy
Investor Relations
(410) 347-8361
david.borowy@mercantile.com

CONSOLIDATED FINANCIAL SUMMARY

In thousands, except per share data

(unaudited)

	For the Twelve Months Ended December 31,			For the Quarter Ended December 31,
	2006	2005	% Increase (Decrease)	2006	2005	% Increase (Decrease)

OPERATING RESULTS
Net interest income (1)	$655,787	$617,126	6.3%	$169,995	$162,434	4.7%
Net interest income - taxable equivalent (1)	663,158	623,973	6.3	171,842	164,267	4.6
Provision for credit losses	—	1,576	(100.0)	—	—	—
Net income	288,286	276,319	4.3	72,862	74,863	(2.7)

PER COMMON SHARE DATA*
Basic net income	$2.32	$2.28	1.8%	$0.58	$0.61	(4.9)%
Diluted net income	2.30	2.26	1.8	0.57	0.60	(5.0)
Dividends paid	1.10	0.99	11.1	0.28	0.25	12.0
Book value at period end	19.25	17.81	8.1
Market value at period end	46.79	37.63	24.3
Market range:
High	47.39	40.09	18.2	47.39	40.09	18.2
Low	34.29	32.27	6.3	36.04	34.11	5.7

AVERAGE BALANCE SHEET DATA
Total loans	$12,161,012	$11,029,551	10.3%	$12,660,758	$11,497,885	10.1%
Total earning assets	15,398,521	14,068,137	9.5	15,857,022	14,698,731	7.9
Total assets	17,032,263	15,521,019	9.7	17,581,286	16,258,275	8.1
Total deposits	12,373,471	11,413,755	8.4	12,759,281	11,894,394	7.3
Shareholders’ equity	2,342,097	2,096,417	11.7	2,452,941	2,210,050	11.0

STATISTICS AND RATIOS (Net income annualized)
Return on average assets	1.69%	1.78%		1.64%	1.83%
Return on average equity (2)	12.31	13.18		11.78	13.44
Return on average tangible equity (2)	18.40	19.54		18.01	20.26
Average equity to average assets (2)	13.75	13.51		13.95	13.59
Average tangible equity to average tangible assets (2)	9.82	9.70		9.80	9.61
Net interest rate spread - taxable equivalent	3.48	3.88		3.41	3.78
Net interest margin on earning assets - taxable equivalent	4.31	4.44		4.30	4.43
Efficiency ratio (1),(3)	49.83	48.53		53.29	47.87
Cash operating efficiency ratio (1),(3)	47.32	47.61		46.91	46.69
Dividend payout ratio*	47.41	43.42		48.28	40.98

Bank offices	240	240	—
Employees	3,544	3,606	(62)

CREDIT QUALITY DATA AT PERIOD END
Net charge-offs	$815	$991	(17.8)%	$824	$503	63.8%
Nonaccrual loans	30,960	22,565	37.2
Restructured loans	—	—	—
Total nonperforming loans	30,960	22,565	37.2
Other real estate owned, net	1,405	667	110.6
Total nonperforming assets	32,365	23,232	39.3

CREDIT QUALITY RATIOS
Net charge-offs, annualized, as a percent of period-end loans	0.01%	0.01%		0.03%	0.02%
Nonperforming loans as a percent of period-end loans	0.24	0.19
Allowance for loan losses as a percent of period-end loans**	1.12	1.35
Allowance for loan losses as a percent of nonperforming loans**	461.98	694.32
Other real estate owned as a percent of period-end loans and other real estate owned	0.01	0.01
Nonperforming assets as a percent of period-end loans and other real estate owned	0.25	0.20
Nonperforming assets as a percent of total assets	0.18	0.14

* In January 2006, Bankshares announced a three-for-two stock split on its common stock.  Per share amounts and other applicable information have been adjusted to give effect to the split.

** The decline in the allowance for loan losses was due primarily to the reclassification in 2006 of $15.9 million out of the allowance for loan losses to a separate reserve for unfunded commitments in other liabilities.

In view of the changing conditions in the national economy, the effect of actions taken by regulatory authorities and normal seasonal factors, the results for the interim period are not necessarily indicative of annual performance.  For comparability, certain prior period amounts were reclassified to conform with current period presentation.

(1),(2),(3)  See page 15 of 15 for additional information.

STATEMENTS OF CONSOLIDATED INCOME

In thousands, except per share data

(unaudited)

	For the Twelve Months Ended December 31,				For the Quarter Ended December 31,
			Increase/(Decrease)				Increase/(Decrease)
	2006	2005	Amount	%	2006	2005	Amount	%
INTEREST INCOME
Interest and fees on loans	$863,563	$700,832	$162,731	23.2%	$235,194	$192,697	$42,497	22.1%
Interest and dividends on investment securities:
Taxable interest income	126,492	107,133	19,359	18.1	33,169	30,081	3,088	10.3
Tax-exempt interest income	2,968	3,161	(193)	(6.1)	695	813	(118)	(14.5)
Other investment income	2,655	2,475	180	7.3	669	722	(53)	(7.3)
	132,115	112,769	19,346	17.2	34,533	31,616	2,917	9.2
Other interest income	3,044	2,436	608	25.0	433	890	(457)	(51.3)
Total interest income	998,722	816,037	182,685	22.4	270,160	225,203	44,957	20.0

INTEREST EXPENSE
Interest on deposits	251,118	139,917	111,201	79.5	75,480	44,637	30,843	69.1
Interest on short-term borrowings	55,100	26,266	28,834	109.8	15,362	9,038	6,324	70.0
Interest on long-term debt	36,717	32,728	3,989	12.2	9,323	9,094	229	2.5
Total interest expense	342,935	198,911	144,024	72.4	100,165	62,769	37,396	59.6

NET INTEREST INCOME	655,787	617,126	38,661	6.3	169,995	162,434	7,561	4.7
Provision for credit losses	—	1,576	(1,576)	(100.0)	—	—	—	—

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	655,787	615,550	40,237	6.5	169,995	162,434	7,561	4.7

NONINTEREST INCOME
Investment and wealth management	110,879	95,756	15,123	15.8	28,297	24,251	4,046	16.7
Service charges on deposit accounts	46,339	43,885	2,454	5.6	12,403	10,893	1,510	13.9
Mortgage banking-related fees	6,786	15,019	(8,233)	(54.8)	1,744	4,690	(2,946)	(62.8)
Investment securities gains and (losses)	212	405	(193)	(47.7)	7	(53)	60	113.2
Nonmarketable investments	23,520	19,882	3,638	18.3	10,137	6,199	3,938	63.5
Other income	66,998	68,173	(1,175)	(1.7)	17,305	16,131	1,174	7.3
Total noninterest income	254,734	243,120	11,614	4.8	69,893	62,111	7,782	12.5

NONINTEREST EXPENSES
Salaries	205,826	200,222	5,604	2.8	58,071	51,740	6,331	12.2
Employee benefits	56,100	46,175	9,925	21.5	13,562	10,685	2,877	26.9
Net occupancy expense of bank premises	32,783	28,596	4,187	14.6	8,792	7,678	1,114	14.5
Furniture and equipment expenses	33,445	31,659	1,786	5.6	8,693	8,491	202	2.4
Communications and supplies	16,034	16,406	(372)	(2.3)	3,951	4,414	(463)	(10.5)
Professional services	31,483	21,914	9,569	43.7	13,528	5,867	7,661	130.6
Advertising and promotional	11,663	9,103	2,560	28.1	4,091	2,553	1,538	60.2
Other expenses	70,055	66,746	3,309	5.0	18,135	16,945	1,190	7.0
Total noninterest expenses	457,389	420,821	36,568	8.7	128,823	108,373	20,450	18.9

Income before income taxes	453,132	437,849	15,283	3.5	111,065	116,172	(5,107)	(4.4)
Applicable income taxes	164,846	161,530	3,316	2.1	38,203	41,309	(3,106)	(7.5)

NET INCOME	$288,286	$276,319	$11,967	4.3	$72,862	$74,863	$(2,001)	(2.7)

Weighted average shares outstanding*	124,081	121,349	2,732	2.3	125,276	122,923	2,353	1.9
Adjusted weighted average shares outstanding*	125,321	122,390	2,931	2.4	126,748	124,134	2,614	2.1

NET INCOME PER COMMON SHARE:*
Basic	$2.32	$2.28	$0.04	1.8	$0.58	$0.61	$(0.03)	(4.9)
Diluted	$2.30	$2.26	$0.04	1.8	$0.57	$0.60	$(0.03)	(5.0)

* In January 2006, Bankshares announced a three-for-two stock split on its common stock.  Average share and per share amounts have been adjusted to give effect to the split.

CONSOLIDATED BALANCE SHEETS

In thousands, except per share data

(unaudited)

	December 31,		Increase/(Decrease)
	2006	2005	Amount	%
ASSETS

Cash and due from banks	$347,246	$369,536	$(22,290)	(6.0)%
Interest-bearing deposits in other banks	200	200	—	—
Trading account securities at fair value	3,605	—	3,605	—
Investment securities:
Available-for-sale at fair value
U.S. Treasury and government agencies	1,174,254	1,411,344	(237,090)	(16.8)
Mortgage-backed securities	1,821,730	1,544,261	277,469	18.0
States and political subdivisions	56,699	70,135	(13,436)	(19.2)
Other investments	57,770	63,888	(6,118)	(9.6)
Held-to-maturity
States and political subdivisions - fair value of $ 13,462 (2006) and $17,181 (2005)	13,099	16,659	(3,560)	(21.4)
Total investment securities	3,123,552	3,106,287	17,265	0.6

Federal funds sold	2,609	25,104	(22,495)	(89.6)
Loans held-for-sale	—	26,263	(26,263)	(100.0)

Loans	12,792,733	11,607,845	1,184,888	10.2
Less: allowance for loan losses	(143,029)	(156,673)	(13,644)	(8.7)
Loans, net	12,649,704	11,451,172	1,198,532	10.5

Bank premises and equipment, net	141,464	137,419	4,045	2.9
Other real estate owned, net	1,405	667	738	110.6
Goodwill	768,686	670,028	98,658	14.7
Other intangible assets, net	45,736	46,653	(917)	(2.0)
Other assets	631,818	588,400	43,418	7.4
Total assets	$17,716,025	$16,421,729	$1,294,296	7.9

LIABILITIES

Deposits:
Noninterest-bearing deposits	$3,271,286	$3,324,650	$(53,364)	(1.6)
Interest-bearing deposits	9,502,605	8,752,700	749,905	8.6
Total deposits	12,773,891	12,077,350	696,541	5.8
Short-term borrowings	1,652,196	1,237,714	414,482	33.5
Accrued expenses and other liabilities	213,752	169,780	43,972	25.9
Long-term debt	659,020	742,163	(83,143)	(11.2)
Total liabilities	15,298,859	14,227,007	1,071,852	7.5

SHAREHOLDERS’ EQUITY

Preferred stock, no par value; authorized 2,000,000 shares; issued and outstanding—None
Common stock, $2 par value; authorized 200,000,000 shares	251,163	164,331	86,832	52.8
Capital surplus	672,698	676,830	(4,132)	(0.6)
Retained earnings	1,540,836	1,386,405	154,431	11.1
Accumulated other comprehensive income (loss)	(47,531)	(32,844)	(14,687)	(44.7)
Total shareholders’ equity	2,417,166	2,194,722	222,444	10.1
Total liabilities and shareholders’ equity	$17,716,025	$16,421,729	$1,294,296	7.9

Actual shares outstanding*	125,581	123,248	2,333	1.9
Book value per common share*	$19.25	$17.81	$1.44	8.1

* In January 2006, Bankshares announced a three-for-two stock split on its common stock. Share and per share amounts have been adjusted to give effect to the split.

CONSOLIDATED AVERAGE BALANCE SHEETS

In thousands

(unaudited)

	For the Twelve Months Ended December 31,				For the Quarter Ended December 31,
	2006		2005		2006		2005
	Average Balance	Yield(1) / Rate	Average Balance	Yield(1) / Rate	Average Balance	Yield(1) / Rate	Average Balance	Yield(1) / Rate
Earning assets
Loans:
Commercial and leasing	$2,948,882	7.51%	$2,900,598	6.43%	$2,981,011	8.05%	$2,912,089	6.86%
Commercial real estate	3,922,356	7.09	3,444,921	6.57	4,174,121	7.25	3,664,491	6.79
Construction	1,851,632	8.24	1,473,353	6.96	2,001,149	8.53	1,574,597	7.56
Residential real estate	1,918,257	6.21	1,761,955	5.98	2,011,254	6.31	1,798,686	6.05
Home equity lines	480,747	7.77	507,153	6.05	463,012	8.15	511,673	6.73
Consumer	1,039,138	5.80	941,571	5.77	1,030,211	5.87	1,036,349	5.68
Total loans	12,161,012	7.15	11,029,551	6.40	12,660,758	7.41	11,497,885	6.69

Federal funds sold, et al	54,274	5.60	51,826	4.70	27,239	6.29	76,062	4.64

Securities:(2)
Taxable securities
U.S. Treasury and government agencies	1,382,178	3.87	1,417,360	3.39	1,257,725	4.06	1,429,583	3.41
Mortgage-backed	1,659,106	4.40	1,418,144	4.17	1,777,984	4.53	1,545,324	4.56
Other investments	63,024	4.26	63,067	3.96	59,791	4.48	60,998	4.77
Tax-exempt securities
States and political subdivisions	78,727	6.24	87,992	5.94	73,325	6.22	88,679	6.01
Total securities	3,183,035	4.21	2,986,563	3.85	3,168,825	4.38	3,124,584	4.08

Interest-bearing deposits in other banks	200	1.53	197	1.21	200	1.80	200	1.35
Total earning assets	15,398,521	6.53	14,068,137	5.85	15,857,022	6.81	14,698,731	6.13

Cash and due from banks	310,843		309,646		312,981		319,176
Bank premises and equipment, net	140,659		143,177		143,267		139,662
Other assets	1,329,592		1,154,561		1,411,978		1,258,868
Less: allowance for loan losses	(147,352)		(154,502)		(143,962)		(158,162)
Total assets	$17,032,263		$15,521,019		$17,581,286		$16,258,275

Interest-bearing liabilities
Deposits:
Savings	$1,246,877	0.51	$1,428,445	0.39	$1,155,703	0.54	$1,371,020	0.45
Checking plus interest	1,272,953	0.21	1,399,215	0.17	1,221,676	0.25	1,398,809	0.18
Money market	2,077,613	2.74	1,651,513	1.39	2,305,506	3.05	1,785,001	1.86
Time deposits $100,000 and over	2,150,857	4.55	1,627,194	3.18	2,405,243	4.94	1,784,340	3.66
Other time deposits	2,388,767	3.66	2,142,068	2.67	2,442,475	4.13	2,300,075	3.03
Total interest-bearing deposits	9,137,067	2.75	8,248,435	1.70	9,530,603	3.14	8,639,245	2.05
Short-term borrowings	1,435,082	3.84	1,105,988	2.37	1,505,690	4.05	1,213,396	2.96
Long-term debt	682,324	5.38	749,196	4.37	661,107	5.59	766,451	4.71
Total interest-bearing funds	11,254,473	3.05	10,103,619	1.97	11,697,400	3.40	10,619,092	2.35

Noninterest-bearing deposits	3,236,404		3,165,320		3,228,678		3,255,149
Other liabilities and accrued expenses	199,289		155,663		202,267		173,984
Total liabilities	14,690,166		13,424,602		15,128,345		14,048,225
Shareholders’ equity	2,342,097		2,096,417		2,452,941		2,210,050
Total liabilities & shareholders’ equity	$17,032,263		$15,521,019		$17,581,286		$16,258,275

Net interest rate spread		3.48%		3.88%		3.41%		3.78%
Effect of noninterest-bearing funds		0.83		0.56		0.89		0.65
Net interest margin on earning assets		4.31%		4.44%		4.30%		4.43%

(1) Presented on a tax-equivalent basis using the statutory federal corporate income tax rate of 35%.

(2) Balances reported at amortized cost; excludes unrealized gains (losses) on securities available-for-sale.

SUPPLEMENTAL LOAN INFORMATION BY QUARTER

In thousands

(unaudited)

	4Q 06	3Q 06	2Q 06	1Q 06	4Q 05
PERIOD-END LOANS BY TYPE
Commercial and Leasing	$3,053,832	$2,925,300	$2,935,369	$2,899,242	$2,957,301
Commercial Real Estate	4,240,303	4,148,895	3,826,335	3,675,692	3,703,297
Construction	2,009,837	1,952,013	1,855,110	1,740,413	1,607,095
Residential Real Estate	2,012,960	1,988,336	1,905,032	1,856,250	1,802,373
Home Equity Lines	455,655	476,746	479,011	487,586	505,508
Consumer	1,020,146	1,043,048	1,049,323	1,036,985	1,032,271
TOTAL LOANS AT END OF PERIOD	$12,792,733	$12,534,338	$12,050,180	$11,696,168	$11,607,845

NONPERFORMING LOANS BY TYPE
Commercial and Leasing	$5,336	$8,206	$8,399	$15,748	$15,771
Commercial Real Estate	4,777	5,056	3,623	4,600	4,451
Construction	15,690	19,519	15,482	414	376
Residential Real Estate	4,583	2,640	1,094	1,577	1,505
Home Equity Lines	123	151	332	148	88
Consumer	451	430	315	403	374
TOTAL NONPERFORMING LOANS AT END OF PERIOD	$30,960	$36,002	$29,245	$22,890	$22,565

LOANS PAST DUE 30-89 DAYS BY TYPE
Commercial and Leasing	$20,095	$8,429	$6,794	$7,412	$5,513
Commercial Real Estate	21,349	8,280	8,201	13,386	4,973
Construction	10,697	805	10,008	23,979	33,628
Residential Real Estate	18,896	11,304	8,369	9,949	13,948
Home Equity Lines	1,279	1,146	1,075	1,197	1,233
Consumer	6,288	4,577	4,148	4,313	5,856
TOTAL LOANS PAST DUE 30-89 DAYS	$78,604	$34,541	$38,595	$60,236	$65,151

CHARGE-OFFS BY LOAN TYPE
Commercial and Leasing	$989	$876	$193	$401	$1,440
Commercial Real Estate	85	—	153	209	—
Construction	—	—	—	—	—
Residential Real Estate	—	52	—	2	160
Home Equity Lines	35	—	—	—	22
Consumer	1,041	981	504	766	1,155
TOTAL CHARGE-OFFS	$2,150	$1,909	$850	$1,378	$2,777

RECOVERIES BY LOAN TYPE
Commercial and Leasing	$627	$358	$1,174	$908	$1,732
Commercial Real Estate	41	28	27	33	7
Construction	—	1	—	1	—
Residential Real Estate	13	7	28	25	6
Home Equity Lines	—	—	22	2	—
Consumer	645	379	585	568	529
TOTAL RECOVERIES	$1,326	$773	$1,836	$1,537	$2,274

SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER

(unaudited)

	4Q 06	3Q 06	2Q 06	1Q 06	4Q 05
INVESTMENT AND WEALTH MANAGEMENT ASSET DATA
(End of Period)
	In billions
Personal
Assets with Investment Responsibility	$9.4	$9.1	$8.9	$8.9	$8.7
Assets with No Investment Responsibility	4.4	4.1	3.9	4.0	3.8
Total Personal	13.8	13.2	12.8	12.9	12.5

Institutional
Assets with Investment Responsibility	11.4	11.6	11.4	11.6	11.6
Assets with No Investment Responsibility	17.8	16.7	22.7	23.1	22.1
Total Institutional	29.2	28.3	34.1	34.7	33.7

Mutual Funds Not Included Above	0.3	0.3	0.3	0.3	0.3

Total
Assets with Investment Responsibility	21.1	21.0	20.6	20.8	20.6
Assets with No Investment Responsibility	22.2	20.8	26.6	27.1	25.9
Total Assets Under Administration	$43.3	$41.8	$47.2	$47.9	$46.5

	In thousands
OTHER INTANGIBLE ASSETS INFORMATION

EOP Deposit Intangibles, Net	$34,698	$37,398	$30,744	$32,232	$33,719
EOP Mortgage Servicing Rights, Net	2,581	1,387	1,858	1,801	1,757
EOP Other Intangible Assets, Net	8,457	9,033	9,801	10,428	11,177
EOP Total Other Intangible Assets, Net	$45,736	$47,818	$42,403	$44,461	$46,653

Amortization of Deposit Intangibles	$2,195	$1,679	$1,488	$1,487	$1,488
Amortization of Mortgage Servicing Rights	62	71	91	89	82
Amortization of Other Intangible Assets	580	772	638	749	721
Total Amortization of Other Intangible Assets	$2,837	$2,522	$2,217	$2,325	$2,291

SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER

In thousands, except per share data

(unaudited)

						4Q 06	4Q 06
						vs	vs
	4Q 06	3Q 06	2Q 06	1Q 06	4Q 05	3Q 06	4Q 05
OPERATING RESULTS
Net interest income (1)	$169,995	$166,069	$161,410	$158,313	$162,434	2.4%	4.7%
Net interest income - taxable equivalent (1)	171,842	167,916	163,254	160,146	164,267	2.3	4.6
Provision for credit losses	—	—	—	—	—	—	—
Net income	72,862	71,573	73,092	70,759	74,863	1.8	(2.7)

PER COMMON SHARE DATA*
Basic net income	$0.58	$0.57	$0.59	$0.58	$0.61	1.8%	(4.9)%
Diluted net income	0.57	0.57	0.59	0.57	0.60	—	(5.0)
Dividends paid	0.28	0.28	0.28	0.26	0.25	—	12.0
Book value at period end	19.25	19.07	18.34	18.05	17.81	0.9	8.1
Market value at period end	46.79	36.27	35.67	38.45	37.63	29.0	24.3
Market range:
High	47.39	37.96	39.53	39.82	40.09	24.8	18.2
Low	36.04	34.29	35.00	36.88	34.11	5.1	5.7

AVERAGE BALANCE SHEET DATA
Total loans	$12,660,758	$12,401,068	$11,921,540	$11,646,904	$11,497,885	2.1%	10.1%
Total earning assets	15,857,022	15,645,850	15,196,996	14,880,775	14,698,731	1.3	7.9
Total assets	17,581,286	17,297,329	16,798,972	16,435,964	16,258,275	1.6	8.1
Total deposits	12,759,281	12,592,061	12,190,193	11,940,956	11,894,394	1.3	7.3
Shareholders’ equity	2,452,941	2,342,545	2,309,149	2,261,646	2,210,050	4.7	11.0

STATISTICS AND RATIOS (Net income annualized)
Return on average assets	1.64%	1.64%	1.75%	1.75%	1.83%
Return on average equity (2)	11.78	12.12	12.70	12.69	13.44
Return on average tangible equity (2)	18.01	17.87	18.80	18.97	20.26
Average equity to average assets (2)	13.95	13.54	13.75	13.76	13.59
Average tangible equity to average tangible assets (2)	9.80	9.79	9.88	9.81	9.61
Net interest rate spread - taxable equivalent	3.41	3.41	3.51	3.64	3.78
Net interest margin on earning assets - taxable equivalent	4.30	4.26	4.31	4.36	4.43
Efficiency ratio (1),(3)	53.29	49.38	48.05	48.34	47.87
Cash operating efficiency ratio (1),(3)	46.91	48.02	47.08	47.30	46.69
Dividend payout ratio*	48.28	49.12	47.46	44.83	40.98

Bank offices	240	241	237	238	240	(1)	—
Employees	3,544	3,592	3,667	3,658	3,606	(48)	(62)

CREDIT QUALITY DATA AT PERIOD END
Net charge-offs /(recoveries)	$824	$1,136	$(986)	$(159)	$503	(27.5)%	63.8%
Nonaccrual loans	30,960	36,002	29,245	22,890	22,565	(14.0)	37.2
Restructured loans	—	—	—	—	—	—	—
Total nonperforming loans	30,960	36,002	29,245	22,890	22,565	(14.0)	37.2
Other real estate owned, net	1,405	67	49	713	667	1,997.0	110.6
Total nonperforming assets	32,365	36,069	29,294	23,603	23,232	(10.3)	39.3

CREDIT QUALITY RATIOS
Net charge-offs/(recoveries), annualized, as a percent of period-end loans	0.03%	0.04%	(0.03)%	(0.01)%	0.02%

Nonperforming loans as a percent of period-end loans	0.24	0.29	0.24	0.20	0.19

Allowance for loan losses as a percent of period-end loans**	1.12	1.15	1.19	1.21	1.35

Allowance for loan losses as a percent of nonperforming loans**	461.98	399.57	488.49	619.81	694.32

Other real estate owned as a percent of period-end loans and other real estate owned	0.01	—	—	0.01	0.01

Nonperforming assets as a percent of period-end loans and other real estate owned	0.25	0.29	0.24	0.20	0.20

Nonperforming assets as a percent of total assets	0.18	0.21	0.17	0.14	0.14

* In January 2006, Bankshares announced a three-for-two stock split on its common stock.  Per share amounts and other applicable information have been adjusted to give effect to the split.

** The decline in the allowance for loan losses was due primarily to the reclassification in 2006 of $15.9 million out of the allowance for loan losses to a separate reserve for unfunded commitments in other liabilities.

(1),(2),(3)  See page 15 of 15 for additional information.

						4Q 06	4Q 06
						vs	vs
	4Q 06	3Q 06	2Q 06	1Q 06	4Q 05	3Q 06	4Q 05
INTEREST INCOME
Interest and fees on loans	$235,194	$224,218	$208,096	$196,055	$192,697	4.9%	22.1%
Interest and dividends on investment securities:
Taxable interest income	33,169	32,393	31,135	29,795	30,081	2.4	10.3
Tax-exempt interest income	695	730	765	778	813	(4.8)	(14.5)
Other investment income	669	660	699	627	722	1.4	(7.3)
	34,533	33,783	32,599	31,200	31,616	2.2	9.2
Other interest income	433	855	1,098	658	890	(49.4)	(51.3)
Total interest income	270,160	258,856	241,793	227,913	225,203	4.4	20.0

INTEREST EXPENSE
Interest on deposits	75,480	68,792	57,603	49,243	44,637	9.7	69.1
Interest on short-term borrowings	15,362	15,215	13,500	11,023	9,038	1.0	70.0
Interest on long-term debt	9,323	8,780	9,280	9,334	9,094	6.2	2.5
Total interest expense	100,165	92,787	80,383	69,600	62,769	8.0	59.6

NET INTEREST INCOME	169,995	166,069	161,410	158,313	162,434	2.4	4.7
Provision for credit losses	—	—	—	—	—	—	—

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	169,995	166,069	161,410	158,313	162,434	2.4	4.7

NONINTEREST INCOME
Investment and wealth management	28,297	27,596	28,865	26,121	24,251	2.5	16.7
Service charges on deposit accounts	12,403	12,776	10,868	10,292	10,893	(2.9)	13.9
Mortgage banking-related fees	1,744	497	2,335	2,210	4,690	250.9	(62.8)
Investment securities gains and (losses)	7	218	—	(13)	(53)	(96.8)	113.2
Nonmarketable investments	10,137	1,150	5,964	6,269	6,199	781.5	63.5
Other income	17,305	17,530	16,436	15,727	16,131	(1.3)	7.3
Total noninterest income	69,893	59,767	64,468	60,606	62,111	16.9	12.5

NONINTEREST EXPENSES
Salaries	58,071	51,424	47,232	49,099	51,740	12.9	12.2
Employee benefits	13,562	13,511	14,292	14,735	10,685	0.4	26.9
Net occupancy expense of bank premises	8,792	8,289	7,931	7,771	7,678	6.1	14.5
Furniture and equipment expenses	8,693	8,353	8,094	8,305	8,491	4.1	2.4
Communications and supplies	3,951	3,796	4,469	3,818	4,414	4.1	(10.5)
Professional services	13,528	6,042	6,743	5,170	5,867	123.9	130.6
Advertising and promotional	4,091	3,719	2,355	1,498	2,553	10.0	60.2
Other expenses	18,135	17,295	18,306	16,319	16,945	4.9	7.0
Total noninterest expenses	128,823	112,429	109,422	106,715	108,373	14.6	18.9

Income before income taxes	111,065	113,407	116,456	112,204	116,172	(2.1)	(4.4)
Applicable income taxes	38,203	41,834	43,364	41,445	41,309	(8.7)	(7.5)

NET INCOME	$72,862	$71,573	$73,092	$70,759	$74,863	1.8	(2.7)

Weighted average shares outstanding*	125,276	124,750	123,222	123,043	122,923	0.4	1.9
Adjusted weighted average shares outstanding*	126,748	125,893	124,324	124,294	124,134	0.7	2.1

NET INCOME PER COMMON SHARE:*
Basic	$0.58	$0.57	$0.59	$0.58	$0.61	1.8	(4.9)
Diluted	$0.57	$0.57	$0.59	$0.57	$0.60	—	(5.0)

* In January 2006, Bankshares announced a three-for-two stock split on its common stock. Average share and per share amounts have been adjusted to give effect to the split.

SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER

In thousands

(unaudited)

						4Q 06	4Q 06
						vs	vs
	4Q 06	3Q 06	2Q 06	1Q 06	4Q 05	3Q 06	4Q 05
Noninterest Income
Investment and wealth management	$28,297	$27,596	$28,865	$26,121	$24,251	2.5%	16.7%
Service charges on deposit accounts	12,403	12,776	10,868	10,292	10,893	(2.9)	13.9
Mortgage banking-related fees	1,744	497	2,335	2,210	4,690	250.9	(62.8)
Investment securities gains and (losses)	7	218	—	(13)	(53)	(96.8)	113.2
Nonmarketable investments:
Private equity and other investments	5,446	263	3,371	1,324	3,310	1,970.7	64.5
Hedge funds	2,642	(801)	1,005	3,395	1,104	429.8	139.3
Bank-owned life insurance	2,049	1,688	1,588	1,550	1,785	21.4	14.8
Total nonmarketable investments	10,137	1,150	5,964	6,269	6,199	781.5	63.5
Other income:
Electronic banking fees	6,149	7,424	6,487	5,636	5,832	(17.2)	5.4
Charges and fees on loans	3,052	3,065	3,106	2,765	3,063	(0.4)	(0.4)
Insurance	3,497	3,680	3,761	5,101	3,439	(5.0)	1.7
All other income	4,607	3,361	3,082	2,225	3,797	37.1	21.3
Total other income	17,305	17,530	16,436	15,727	16,131	(1.3)	7.3
Total	$69,893	$59,767	$64,468	$60,606	$62,111	16.9	12.5

						4Q 06	4Q 05
						vs	vs
	4Q 06	3Q 06	2Q 06	1Q 06	4Q 05	3Q 06	4Q 06
Noninterest Expenses
Salaries	$58,071	$51,424	$47,232	$49,099	$51,740	12.9%	12.2%
Employee benefits	13,562	13,511	14,292	14,735	10,685	0.4	26.9
Net occupancy expense of bank premises	8,792	8,289	7,931	7,771	7,678	6.1	14.5
Furniture and equipment expenses	8,693	8,353	8,094	8,305	8,491	4.1	2.4
Communications and supplies	3,951	3,796	4,469	3,818	4,414	4.1	(10.5)
Professional services	13,528	6,042	6,743	5,170	5,867	123.9	130.6
Advertising and promotional	4,091	3,719	2,355	1,498	2,553	10.0	60.2
Other expenses:
Electronic banking expenses	3,042	4,375	3,529	3,127	3,503	(30.5)	(13.2)
Amortization of intangible assets	2,837	2,522	2,217	2,325	2,291	12.5	23.8
Outsourcing expenses	2,806	2,792	2,641	2,823	3,065	0.5	(8.5)
All other expenses	9,450	7,606	9,919	8,044	8,086	24.2	16.9
Total other expenses	18,135	17,295	18,306	16,319	16,945	4.9	7.0
Total	$128,823	$112,429	$109,422	$106,715	$108,373	14.6	18.9

											Average Balance
	4Q 06		3Q 06		2Q 06		1Q 06		4Q 05		4Q 06	4Q 06
	Average	Yield(1)	Average	Yield(1)	Average	Yield(1)	Average	Yield(1)	Average	Yield(1)	vs	vs
	Balance	/ Rate	Balance	/ Rate	Balance	/ Rate	Balance	/ Rate	Balance	/ Rate	3Q 06	4Q 05
Earning assets
Loans:
Commercial and leasing	$2,981,011	8.05%	$2,924,627	7.57%	$2,956,420	7.35%	$2,933,214	7.06%	$2,912,089	6.86%	1.9%	2.4%
Commercial real estate	4,174,121	7.25	4,085,822	7.15	3,748,795	7.02	3,673,385	6.89	3,664,491	6.79	2.2	13.9
Construction	2,001,149	8.53	1,911,222	8.42	1,808,734	8.09	1,681,253	7.86	1,574,597	7.56	4.7	27.1
Residential real estate	2,011,254	6.31	1,951,620	6.21	1,876,209	6.16	1,831,603	6.16	1,798,686	6.05	3.1	11.8
Home equity lines	463,012	8.15	479,436	8.05	484,396	7.65	496,526	7.25	511,673	6.73	(3.4)	(9.5)
Consumer	1,030,211	5.87	1,048,341	5.81	1,046,986	5.78	1,030,923	5.73	1,036,349	5.68	(1.7)	(0.6)
Total loans	12,660,758	7.41	12,401,068	7.22	11,921,540	7.05	11,646,904	6.87	11,497,885	6.69	2.1	10.1

Federal funds sold, et al	27,239	6.29	61,342	5.52	71,448	6.16	57,318	4.65	76,062	4.64	(55.6)	(64.2)

Securities: (2)
Taxable securities
U.S. Treasury and government agencies	1,257,725	4.06	1,381,027	3.96	1,451,800	3.85	1,440,180	3.64	1,429,583	3.41	(8.9)	(12.0)
Mortgage-backed	1,777,984	4.53	1,662,093	4.45	1,605,222	4.30	1,589,017	4.30	1,545,324	4.56	7.0	15.1
Other investments	59,791	4.48	63,393	4.19	65,748	4.30	63,199	4.06	60,998	4.77	(5.7)	(2.0)
Tax-exempt securities
States and political subdivisions	73,325	6.22	76,727	6.25	81,038	6.26	83,957	6.22	88,679	6.01	(4.4)	(17.3)
Total securities	3,168,825	4.38	3,183,240	4.27	3,203,808	4.14	3,176,353	4.05	3,124,584	4.08	(0.5)	1.4

Interest-bearing deposits in other banks	200	1.80	200	1.45	200	1.51	200	1.36	200	1.35	—	—
Total earning assets	15,857,022	6.81	15,645,850	6.61	15,196,996	6.43	14,880,775	6.26	14,698,731	6.13	1.3	7.9

Cash and due from banks	312,981		324,675		304,132		301,305		319,176		(3.6)	(1.9)
Bank premises and equipment, net	143,267		142,120		138,941		138,237		139,662		0.8	2.6
Other assets	1,411,978		1,330,705		1,301,459		1,272,673		1,258,868		6.1	12.2
Less: allowance for loan losses	(143,962)		(146,021)		(142,556)		(157,026)		(158,162)		(1.4)	(9.0)
Total assets	$17,581,286		$17,297,329		$16,798,972		$16,435,964		$16,258,275		1.6	8.1

Interest-bearing liabilities
Deposits:
Savings	$1,155,703	0.54	$1,229,751	0.56	$1,282,700	0.48	$1,321,364	0.45	$1,371,020	0.45	(6.0)	(15.7)
Checking plus interest	1,221,676	0.25	1,231,558	0.20	1,298,636	0.20	1,341,714	0.19	1,398,809	0.18	(0.8)	(12.7)
Money market	2,305,506	3.05	2,202,466	2.99	1,947,364	2.62	1,848,724	2.18	1,785,001	1.86	4.7	29.2
Time deposits $100,000 and over	2,405,243	4.94	2,243,487	4.74	2,044,074	4.37	1,904,098	4.00	1,784,340	3.66	7.2	34.8
Other time deposits	2,442,475	4.13	2,429,730	3.76	2,362,074	3.47	2,318,985	3.23	2,300,075	3.03	0.5	6.2
Total interest-bearing deposits	9,530,603	3.14	9,336,992	2.92	8,934,848	2.59	8,734,885	2.29	8,639,245	2.05	2.1	10.3

Short-term borrowings	1,505,690	4.05	1,487,948	4.06	1,423,480	3.80	1,320,595	3.39	1,213,396	2.96	1.2	24.1
Long-term debt	661,107	5.59	665,300	5.24	673,599	5.53	730,236	5.18	766,451	4.71	(0.6)	(13.7)
Total interest-bearing funds	11,697,400	3.40	11,490,240	3.20	11,031,927	2.92	10,785,716	2.62	10,619,092	2.35	1.8	10.2

Noninterest-bearing deposits	3,228,678		3,255,069		3,255,345		3,206,071		3,255,149		(0.8)	(0.8)
Other liabilities and accrued expenses	202,267		209,475		202,551		182,531		173,984		(3.4)	16.3
Total liabilities	15,128,345		14,954,784		14,489,823		14,174,318		14,048,225		1.2	7.7
Shareholders’ equity	2,452,941		2,342,545		2,309,149		2,261,646		2,210,050		4.7	11.0
Total liabilities & shareholders’ equity	$17,581,286		$17,297,329		$16,798,972		$16,435,964		$16,258,275		1.6	8.1

Net interest rate spread		3.41%		3.41%		3.51%		3.64%		3.78%
Effect of noninterest-bearing funds		0.89		0.85		0.80		0.72		0.65
Net interest margin on earning assets		4.30%		4.26%		4.31%		4.36%		4.43%

(1) Presented on a tax-equivalent basis using the statutory federal corporate income tax rate of 35%.

(2) Balances reported at amortized cost; excludes unrealized gains (losses) on securities available-for-sale.

RECONCILIATION OF NON-GAAP MEASURES

In thousands

(unaudited)

We believe the non-GAAP measures we use provide information useful to investors in understanding our ongoing core business and operational performance trends. These measures should not be viewed as a substitute for GAAP.  Management believes presentations of financial measures excluding the impact of certain items provide useful supplemental information and better reflect core operating activities.  In order to arrive at core business operating results, the effects of certain non-core business transactions such as gains and losses on the sales of securities, amortization of intangibles, restructuring charges and merger-related expenses, have been excluded.  Management reviews these same measures internally.  For instance, the cash operating efficiency ratio,  rather than the GAAP basis efficiency ratio, is used to measure management’s success at controlling ongoing, core operating expenses.  Additionally, management believes that reporting several key measures based on tangible assets (total assets less intangible assets) and tangible equity (total equity less intangible assets) is important as this more closely approximates the basis for measuring the adequacy of capital for regulatory purposes.

YTD	YTD
2006	2005	4Q 06	3Q 06	2Q 06	1Q 06	4Q 05

(1) The net interest margin and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis.  The FTE basis adjusts for the tax-favored status of income from certain loans and investments. Management believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and nontaxable investments.

Net interest income (GAAP basis)	$655,787	$617,126	$169,995	$166,069	$161,410	$158,313	$162,434
Taxable-equivalent adjustment	7,371	6,847	1,847	1,847	1,844	1,833	1,833
Net interest income - taxable equivalent	$663,158	$623,973	$171,842	$167,916	$163,254	$160,146	$164,267

(2) Management excludes the balance of intangible assets and their related amortization expense from its calculation of return on average tangible equity and average tangible equity to average tangible assets. This adjustment allows management to review the core operating results and core capital position of Bankshares. This is consistent with the treatment by the bank regulatory agencies that excludes goodwill and other intangible assets from their calculation of risk-based capital ratios.

Return on average equity (GAAP basis)	12.31%	13.18%	11.78%	12.12%	12.70%	12.69%	13.44%
Impact of excluding average intangible assets and amortization	6.09	6.36	6.23	5.75	6.10	6.28	6.82
Return on average tangible equity	18.40%	19.54%	18.01%	17.87%	18.80%	18.97%	20.26%

Average equity to average assets (GAAP basis)	13.75%	13.51%	13.95%	13.54%	13.75%	13.76%	13.59%
Impact of excluding average intangible assets and amortization	(3.93)	(3.81)	(4.15)	(3.75)	(3.87)	(3.95)	(3.98)
Average tangible equity to average tangible assets	9.82%	9.70%	9.80%	9.79%	9.88%	9.81%	9.61%

(3) The efficiency ratio is measured by dividing noninterest expenses by the sum of net interest income on an FTE basis and noninterest income.  When computing the cash operating efficiency ratio and cash operating earnings, management excludes the amortization of intangible assets, restructuring charges, merger-related expenses, and gains and losses on sales of premises and from sales of investment securities in order to assess the core operating results of Bankshares and because of the uncertainty as to timing and amount of gain or loss to be recognized.

Efficiency ratio (GAAP basis)	49.83%	48.53%	53.29%	49.38%	48.05%	48.34%	47.87%
Impact of excluding: Securities gains and (losses)	0.01	0.03	—	0.05	—	—	(0.01)
Gains/(losses) on sales of premises	0.10	0.24	0.37	—	0.01	0.02	—
Amortization of deposit intangibles	(0.75)	(0.67)	(0.91)	(0.74)	(0.66)	(0.68)	(0.66)
Amortization of other intangibles	(0.33)	(0.35)	(0.26)	(0.37)	(0.32)	(0.38)	(0.35)
Restructuring charges	—	—	—	—	—	—	—
Merger-related expenses	(1.54)	(0.17)	(5.58)	(0.30)	—	—	(0.16)
Cash operating efficiency ratio	47.32%	47.61%	46.91%	48.02%	47.08%	47.30%	46.69%

(4) Bankshares presents cash operating earnings in order to assess its core operating results.

Net income (GAAP basis)	$288,286	$276,319	$72,862	$71,573	$73,092	$70,759	$74,863
Less: Securities (gains) and losses, net of tax	(128)	(245)	(4)	(132)	—	8	32
(Gains)/losses on sales of premises, net of tax	(1,054)	(2,624)	(992)	—	(14)	(48)	—
Plus: Amortization of deposit intangibles, net of tax	4,140	3,492	1,327	1,015	899	899	899
Amortization of other intangibles, net of tax	1,845	1,812	388	510	440	507	486
Restructuring charges, net of tax	—	—	—	—	—	—	—
Merger-related expenses, net of tax	9,797	877	9,386	411	—	—	216
Cash operating earnings	$302,886	$279,631	$82,967	$73,377	$74,417	$72,125	$76,496